UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01 to the extent applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel & Secretary

On September 23, 2020, the board of directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company”) appointed William R. Elder as General Counsel and Corporate Secretary of the Company.

Since April 2019, Mr. Elder, 37, has served as president and chief executive officer of BillyVonElds, LLC, a season-long and daily fantasy sports company, where he managed all corporate, legal and operational aspects of the business. From 2011 to February 2019, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law-firm, where Mr. Elder’s practice focused primarily on counseling public companies on securities laws and regulatory requirements, corporate governance matters and financial transactions. Mr. Elder also served as a consultant to the Company on certain legal and related matters from July 2020 to September 2020. He received his juris doctorate from the University of Pennsylvania Law School, an M.S. in finance from Villanova University and a B.A. in economics from Tufts University.

On September 23, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Elder in connection with his appointment as General Counsel and Corporate Secretary. Under the Employment Agreement, Mr. Elder will receive an initial annual salary of $250,000 and has an initial target bonus opportunity equal to 30% of his base salary. Mr. Elder’s annual salary is subject to increase at the discretion of the Board. The Board generally may, in its discretion, pay a portion of Mr. Elder’s annual salary and annual bonus in the form of equity or equity-based compensation. All of Mr. Elder’s base salary for 2020 will be paid in cash. Mr. Elder’s annual bonus for 2020 will be pro-rated. In addition, in connection with Mr. Elder’s new employment, the Compensation Committee of the Board approved the grant of non-qualified stock options to Mr. Elder, who received options to purchase 70,000 shares of the Company’s common stock. The grant was made on September 22, 2020 and the exercise price per share for the shares underlying such stock options is $0.82, the closing price of Diffusion’s common stock on such date, as reported by NASDAQ. The grant was made as an inducement material to Mr. Elder’s acceptance of employment with Diffusion, in accordance with NASDAQ Listing Rule 5635(c)(4). The options have a 10-year term and will vest on a monthly basis over the 36 months after the date of grant, subject to Mr. Elder’s continuous employment with the Company through each applicable vesting date. In addition, the options are subject to acceleration or forfeiture upon the occurrence of certain events as set forth in the Employment Agreement and Mr. Elder’s option agreement.

      In the event that Mr. Elder’s employment is terminated by the Company other than for Cause, death or Disability or upon his resignation for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Elder will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of any bonus earned during the year of termination, continuation of base salary for nine months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a Change of Control (as defined in the Employment Agreement), then Mr. Elder will be entitled to receive the same severance benefits as provided above except he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of nine months of base salary continuation and (b) 18 times the monthly COBRA premium for Mr. Elder and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) would be paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Mr. Elder’s employment is terminated by the Company without Cause or by Mr. Elder for Good Reason, in either case, upon or within 24 months following a Change of Control, then Mr. Elder will be entitled to full vesting of all equity awards received by Mr. Elder from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that Mr. Elder’s employment is terminated due to his death or Disability, Mr. Elder (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

      All severance payable pursuant to the Employment Agreement is subject to the execution and non-revocation of a release of claims by Mr. Elder or his estate, as applicable.

      Mr. Elder is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee and independent contractor non-solicitation and no hire (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement restrictions (each applicable during employment and at all times thereafter).

There are no arrangements or understandings between Mr. Elder and any other persons pursuant to which Mr. Elder was selected as the General Counsel and Corporate Secretary. Mr. Elder does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Mr. Elder is a party or in which he participates that was entered into, or any grant or award to Mr. Elder or modification thereto, under any such plan, contract or arrangement in connection with his appointment as General Counsel and Corporate Secretary other than as described herein. There are also no family relationships between Mr. Elder and any director or executive officer of the Company.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events

On September 24, 2020, the Company issued a press release announcing the appointment of Mr. Elder as General Counsel & Corporate Secretary of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated as of September 23, 2020, by and between Diffusion Pharmaceuticals Inc. and William R. Elder.

99.1	Press Release, dated September 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2020	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Hornung
	Name:	William Hornung
	Title:	Chief Financial Officer